UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 5, 2007

ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 373-4285

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective January 5, 2007, Allied Holdings, Inc. (the “Company”) entered into a Sixth Amendment to Credit Agreement and Loan Documents (the “Sixth Amendment”) with respect to the Company’s Debtor-in-Possession Credit Agreement, as previously amended (the “DIP Facility”), by and among the Company and General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and the other lenders from time to time party thereto (collectively, the “Lenders”). The Sixth Amendment extends the maturity date for the revolving credit facility under the DIP Facility from February 7, 2007 until March 30, 2007. The maturity date for each of the Term Loan A, Term Loan B and Term Loan C under the DIP Facility remains June 30, 2007. Except as discussed above, all other material terms and conditions of the DIP Facility, as previously amended, remain in full force and effect.
     In connection with the Sixth Amendment, the Company has agreed to pay the lenders under the revolving credit facility an aggregate amendment fee equal to $162,500.
     The Sixth Amendment is subject to the final approval of the United States Bankruptcy Court for the Northern District of Georgia.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

4.3	(k)
Sixth Amendment to Credit Agreement and Loan Documents, dated January 5, 2007, to Senior Secured, Super Priority Debtor-in-Possession Credit Agreement, dated as of August 1, 2005, by and among Allied Holdings, Inc., Allied Systems, Ltd. (L.P.), each subsidiary listed as a credit party thereto, General Electric Capital Corporation and Morgan Stanley Senior Funding, Inc., as agents and the lenders from time to time party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: January 10, 2007	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.		Description of Exhibit
4.3	(k)
Sixth Amendment to Credit Agreement and Loan Documents, dated January 5, 2007, to Senior Secured, Super Priority Debtor-in-Possession Credit Agreement, dated as of August 1, 2005, by and among Allied Holdings, Inc., Allied Systems, Ltd. (L.P.), each subsidiary listed as a credit party thereto, General Electric Capital Corporation and Morgan Stanley Senior Funding, Inc., as agents and the lenders from time to time party thereto.